               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Service Systems International, Ltd. of our report dated March 11, 1997, relating to the financial statements of Service Systems International Ltd. as of August 31, 1996.



                                       /s/ Winter, Scheifley & Associates, P.C.

                                       Winter, Scheifley & Associates, P.C.
                                       Certified Public Accountants

September 26, 1997
Englewood, Colorado

                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to an aggregate of 1,588,000 shares of Common Stock of Service Systems International Ltd. issuable pursuant to the agreements listed on the cover page of such Registration Statement and of our report dated November 22, 1996 with respect to the financial statements and schedules of UV Systems Technology Inc. as of August 31, 1996 included in the Form 10-SB for Service Systems International Ltd. filed with the Securities and Exchange Commission.


                                       /s/ ELLIOTT, TULK, PRYCE, ANDERSON

                                       ELLIOTT, TULK, PRYCE, ANDERSON

Vancouver, British Columbia, Canada
September 26, 1997